EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

November 17, 2011

SEARS HOLDINGS REPORTS THIRD QUARTER RESULTS

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (“Holdings,” “we,” “us,” “our” or the “Company”) (NASDAQ: SHLD) today reported its third quarter 2011 results. In summary, we reported:

•	Net loss attributable to Holdings’ shareholders for the quarter of $421 million, or $3.95 loss per diluted share, in 2011, and $218 million, or $1.98 loss per diluted share, in 2010;

•	Adjusted loss per diluted share for the third quarter of $2.57 in 2011 and $1.71 in 2010;

•	Adjusted EBITDA for the quarter of $(178) million ($(170) million domestic and $(8) million at Sears Canada) in 2011 and $(38) million ($(96) million domestic and $58 million at Sears Canada) in 2010;

•	Sears Domestic comparable store sales declined 0.7%, Kmart’s comparable store sales declined 0.9% and Sears Canada comparable store sale declined 7.8%;

•	Non-cash charge of $100 million recognized in the third quarter of 2011 related to a valuation allowance against certain state income deferred tax assets;

•	Inventory declined approximately $125 million from the prior year balance; and

•	Cash on hand of $632 million and nearly $1.8 billion of availability on domestic and Canadian revolving credit facilities.

Lou D’Ambrosio, Sears Holdings’ Chief Executive Officer and President, said, “While we are not satisfied with our performance, we saw improvement in some core areas. Sears Full-line Stores saw improvement, as Sears apparel achieved both comparable store sales and margin rate increases in the quarter. We also saw nearly 20% growth in our domestic online business, and while appliance sales declined in the quarter, we improved our market leadership positions in overall appliances and Kenmore. Despite improvement in these areas, our overall results were down, led by declines in Sears Canada, consumer electronics and Kmart apparel.”

Mr. D’Ambrosio added, “As we examine every part of our business and take actions to improve our near term performance, we are also investing in our future. These actions include: 1) rolling out innovative technology applications and devices to store sales associates to deliver value to our customers in Sears and Kmart stores; 2) providing our customers with a faster experience, more product choice, and easier ways to purchase, return and exchange using a combination of online, mobile and store based services and 3) expanding our Shop Your Way Rewards membership by investing in and enhancing the features and benefits of the program, including offering all members the opportunity to earn 5x Rewards - equal to 5% back – every day when they use their Sears Credit Card at Kmart and from November through the end of January at Sears.”

“We believe it is becoming more and more obvious that the future of retail will revolve around the seamless integration of online and offline experiences. Sears Holdings has the combination of assets that will allow us to play a large and important role in bringing these experiences to all Americans through Integrated Retail,” said Mr. D’Ambrosio.

Third Quarter Revenues and Comparable Store Sales

Total revenues decreased $113 million to $9.6 billion for the quarter ended October 29, 2011, as compared to total revenues of $9.7 billion for the quarter ended October 30, 2010. The decline in total revenue for the quarter was primarily a result of a 0.8% decrease in domestic comparable store sales and the effect of having fewer Kmart and Sears Full-line stores in operation. Additionally, Sears Canada had a 7.8% decline in comparable store sales, which was partially offset by an increase of $35 million due to changes in the Canadian foreign exchange rate.

The domestic comparable store sales decrease included declines of 0.9% at Kmart and 0.7% at Sears Domestic. The Kmart quarterly comparable store sales included a decrease in pharmacy, as more prescriptions were issued for generic drugs, as well as decreases in apparel and home, which were partially offset by an increase in the grocery and household category. Decreases in sales for the quarter at Sears Domestic were primarily driven by appliances and consumer electronics, and were partially offset by increases in apparel, including Lands’ End in Full-line Stores, and home.

Beginning with the first quarter of 2011, we now include in comparable stores sales online sales from sears.com and kmart.com shipped directly to customers. These online sales increased 19% over last year and the change resulted in a positive benefit of approximately 40 basis points to total domestic comparable sales for the third quarter.

Operating Loss

Operating loss for the quarter was $459 million in 2011 and $292 million in 2010. The increase in our operating loss of $167 million was primarily the result of a decline in our gross margin dollars, given lower sales, and a decline in gross margin rate of 80 basis points and an increase in selling and administrative expenses.

For the quarter, our gross margin declined $110 million to $2.4 billion in 2011. The total decline was primarily driven by decreases in the gross margin rate at Kmart, Sears Domestic and Sears Canada and included an increase of $10 million related to the impact of foreign currency exchange rates on gross margin at Sears Canada.

Kmart’s gross margin rate declined 60 basis points mainly due to increased markdowns in apparel and home, as well as declines in other categories. Sears Domestic’s gross margin rate declined 50 basis points primarily due to reduced margins in the home appliance and consumer electronics categories, partially offset by improvements in the apparel and home categories, and declines in home services. Sears Canada’s gross margin rate declined 290 basis points as a result of clearing inventory, due to an enhanced focus on improving inventory productivity.

Selling and administrative expenses at Sears Canada increased $25 million from last year, and included an increase of $9 million related to the impact of foreign currency exchange rates. On a Canadian dollar basis, selling and administrative expenses increased by $16 million primarily due to severance expense incurred during the quarter, as well as increases in several other categories. Domestic selling and administrative expenses increased $21 million from last year predominately due to an increase in advertising expense.

Operating loss for the third quarter of 2011 includes expenses of $65 million related to domestic pension plans, store closings and severance, losses on sales of assets and hurricane losses. Operating income for the third quarter of 2010 included expenses of $35 million related to domestic pension plans, store closings and severance. See the attached schedule, “Adjusted Earnings per Share,” for a reconciliation from GAAP to as adjusted amounts, including adjusted earnings per diluted share.

Our effective tax benefit rate for the third quarter was a benefit of 18.7% in 2011 and a benefit of 40.6% in 2010. The decrease in our tax benefit rate was primarily due to a non-cash charge of $100 million to establish a valuation allowance against certain state income deferred tax assets.

Financial Position

We had cash balances of $632 million at October 29, 2011 ($450 million domestic and $182 million at Sears Canada), $806 million at October 30, 2010 and $1.4 billion at January 29, 2011. Significant uses of our cash during the first nine months of 2011 included capital expenditures of $326 million, contributions to our pension and post-retirement benefit plans of $323 million, repurchases of our common stock of $163 million and other working capital needs. These uses of cash were funded by a net increase in borrowings of $1.0 billion.

Merchandise inventories at October 29, 2011 were $11.1 billion, as compared to $11.2 billion at October 30, 2010. Domestic inventory decreased approximately $55 million from $10.2 billion at October 30, 2010. The decrease was primarily at Sears Domestic and was due to decreases in the consumer electronics, appliances, and home categories, partially offset by increased apparel inventory at both Lands’ End and Kmart. Sears Canada’s inventory levels decreased approximately $70 million from October 30, 2010 to $924 million at October 29, 2011, primarily as a result of clearing inventory, due to an enhanced focus on improving inventory productivity.

Total debt (consisting of short-term borrowings, long-term debt and capital lease obligations) was $4.6 billion at October 29, 2011, up from $3.5 billion at January 29, 2011 and $4.0 billion at October 30, 2010. Availability under our credit facilities was $1.8 billion ($1.0 billion domestic and $0.8 billion at Sears Canada).

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Adjusted EBITDA

For purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement computed as net loss attributable to Sears Holdings Corporation appearing on the statements of operations excluding income (loss) attributable to noncontrolling interest, income tax benefit, interest and investment income, other (income) loss, interest expense, gain (loss) on sales of assets and depreciation and amortization. In addition, it is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our businesses, as well as executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

•	Management considers gains/(losses) on the sale of assets to result from investing decisions rather than ongoing operations; and

•

Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

Adjusted EBITDA was determined as follows:

	13 Weeks Ended		39 Weeks Ended
millions	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Net loss attributable to Holdings’ Shareholders	$(421)	$(218)	$(737)	$(241)
Income (loss) attributable to noncontrolling interest	(4)	3	(6)	9
Income tax benefit	(98)	(147)	(271)	(151)
Interest and investment income	(6)	(7)	(31)	(28)
Other (income) loss	(5)	—	3	9
Interest expense	75	77	232	213
(Gain) loss on sales of assets	11	—	(20)	(53)
Depreciation and amortization	219	219	664	661

Before excluded items	(229)	(73)	(166)	419

Domestic pension expense	19	31	56	88
Closed store reserve and severance	23	4	65	13
Hurricane losses	9	—	9	—

Adjusted EBITDA as defined	$(178)	$(38)	$(36)	$520

% to revenues	(1.9)%	(0.4)%	(0.1)%	1.7%

Adjusted EBITDA for our segments are as follows:

	13 Weeks Ended
	Adjusted EBITDA		% To Revenues
millions	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Kmart	$(68)	$(15)	(2.0)%	(0.4)%
Sears Domestic	(102)	(81)	(2.0)%	(1.6)%
Sears Canada	(8)	58	(0.7)%	5.0%

Total Adjusted EBITDA	$(178)	$(38)	(1.9)%	(0.4)%

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	39 Weeks Ended
	Adjusted EBITDA		% To Revenues
millions	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Kmart	$14	$133	0.1%	1.3%
Sears Domestic	(55)	206	(0.3)%	1.3%
Sears Canada	5	181	0.2%	5.4%

Total Adjusted EBITDA	$(36)	$520	(0.1)%	1.7%

Forward-Looking Statements

Results are preliminary and unaudited. This press release contains forward-looking statements about our expectations for the third quarter of fiscal 2011. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail and related services industries; worldwide economic conditions and business uncertainty, including the impact of rising fuel prices, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships, including the impact of increases in the cost of raw materials experienced by certain of our vendors; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our extensive reliance on computer systems to process transactions, summarize results and manage our business; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; the outcome of pending and/or future legal proceedings, including product liability claims and proceedings with respect to which the parties have reached a preliminary settlement; and the timing and amount of required pension plan funding. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation is the nation’s fourth largest broadline retailer with over 4,000 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, consumer electronics and automotive repair and maintenance. Sears Holdings is the 2011 ENERGY STAR® Retail Partner of the Year. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has the Country Living collection, which is offered by Sears and Kmart. We are the nation’s largest provider of home services, with more than 11 million service calls made annually. Sears Holdings Corporation operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation. For more information, visit Sears Holdings’ website at www.searsholdings.com.

* * * * *

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Sears Holdings Corporation

Consolidated Statements of Operations

(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended		39 Weeks Ended
millions, except per share data	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
REVENUES
Merchandise sales and services	$9,565	$9,678	$29,603	$30,182

COSTS AND EXPENSES
Cost of sales, buying and occupancy	7,118	7,121	21,890	21,972
Gross margin dollars	2,447	2,557	7,713	8,210
Gross margin rate	25.6%	26.4%	26.1%	27.2%

Selling and administrative	2,676	2,630	7,879	7,791
Selling and administrative expense as a percentage of total revenues	28.0%	27.2%	26.6%	25.8%

Depreciation and amortization	219	219	664	661
(Gain) loss on sales of assets	11	—	(20)	(53)

Total costs and expenses	10,024	9,970	30,413	30,371

Operating loss	(459)	(292)	(810)	(189)
Interest expense	(75)	(77)	(232)	(213)
Interest and investment income	6	7	31	28
Other income (loss)	5	—	(3)	(9)

Loss before income taxes	(523)	(362)	(1,014)	(383)
Income tax benefit	98	147	271	151

Net loss	(425)	(215)	(743)	(232)
(Income) loss attributable to noncontrolling interest	4	(3)	6	(9)

NET LOSS ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS	$(421)	$(218)	$(737)	$(241)

LOSS PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS
Diluted loss per share	$(3.95)	$(1.98)	$(6.89)	$(2.15)
Diluted weighted average common shares outstanding	106.5	109.9	107.0	112.3

Sears Holdings Corporation

Condensed Consolidated Balance Sheets

Amounts are Preliminary and Subject to Change

	(Unaudited)
millions	October 29, 2011	October 30, 2010	January 29, 2011
ASSETS
Current assets
Cash and cash equivalents	$624	$790	$1,375
Restricted cash	8	16	15
Accounts receivable	656	688	683
Merchandise inventories	11,102	11,226	9,123
Prepaid expenses and other current assets	629	403	339

Total current assets	13,019	13,123	11,535

Property and equipment, net	7,028	7,448	7,365
Goodwill	1,392	1,392	1,392
Trade names and other intangible assets	3,090	3,156	3,139
Other assets	992	926	837

TOTAL ASSETS	$25,521	$26,045	$24,268

LIABILITIES
Current liabilities
Short-term borrowings	$2,002	$968	$360
Current portion of long-term debt and capitalized lease obligations	204	499	509
Merchandise payables	4,528	4,616	3,101
Unearned revenues	949	983	976
Accrued expenses and other current liabilities	3,669	3,616	3,672

Total current liabilities	11,352	10,682	8,618

Long-term debt and capitalized lease obligations	2,346	2,570	2,663
Pension and post-retirement benefits	1,859	2,055	2,151
Other long-term liabilities	2,248	2,360	2,222

Total Liabilities	17,805	17,667	15,654

Total Equity	7,716	8,378	8,614

TOTAL LIABILITIES AND EQUITY	$25,521	$26,045	$24,268

Total common shares outstanding	106.9	110.0	108.9

Sears Holdings Corporation

Segment Results

(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended October 29, 2011
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$3,343	$5,114	$1,108	$9,565

Cost of sales, buying and occupancy	2,578	3,729	811	7,118
Gross margin dollars	765	1,385	297	2,447
Gross margin rate	22.9%	27.1%	26.8%	25.6%

Selling and administrative	838	1,528	310	2,676
Selling and administrative expense as a percentage of total revenues	25.1%	29.9%	28.0%	28.0%
Depreciation and amortization	37	155	27	219
(Gain) loss on sales of assets	(2)	13	—	11

Total costs and expenses	3,451	5,425	1,148	10,024

Operating loss	$(108)	$(311)	$(40)	$(459)

Number of:
Kmart Stores	1,309	—	—	1,309
Full-Line Stores	—	868	122	990
Specialty Stores	—	1,384	378	1,762

Total Stores	1,309	2,252	500	4,061

	13 Weeks Ended October 30, 2010
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$3,381	$5,142	$1,155	$9,678

Cost of sales, buying and occupancy	2,586	3,723	812	7,121
Gross margin dollars	795	1,419	343	2,557
Gross margin rate	23.5%	27.6%	29.7%	26.4%

Selling and administrative	814	1,531	285	2,630
Selling and administrative expense as a percentage of total revenues	24.1%	29.8%	24.7%	27.2%
Depreciation and amortization	37	159	23	219

Total costs and expenses	3,437	5,413	1,120	9,970

Operating income (loss)	$(56)	$(271)	$35	$(292)

Number of:
Kmart Stores	1,312	—	—	1,312
Full-Line Stores	—	894	122	1,016
Specialty Stores	—	1,340	334	1,674

Total Stores	1,312	2,234	456	4,002

Sears Holdings Corporation

Segment Results

(Unaudited)

Amounts are Preliminary and Subject to Change

	39 Weeks Ended October 29, 2011
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$10,446	$15,860	$3,297	$29,603

Cost of sales, buying and occupancy	8,011	11,521	2,358	21,890
Gross margin dollars	2,435	4,339	939	7,713
Gross margin rate	23.3%	27.4%	28.5%	26.1%

Selling and administrative	2,436	4,504	939	7,879
Selling and administrative expense as a percentage of total revenues	23.3%	28.4%	28.5%	26.6%
Depreciation and amortization	111	475	78	664
Gain on sales of assets	(9)	(11)	—	(20)

Total costs and expenses	10,549	16,489	3,375	30,413

Operating loss	$(103)	$(629)	$(78)	$(810)

Number of:
Kmart Stores	1,309	—	—	1,309
Full-Line Stores	—	868	122	990
Specialty Stores	—	1,384	378	1,762

Total Stores	1,309	2,252	500	4,061

	39 Weeks Ended October 30, 2010
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$10,594	$16,251	$3,337	$30,182

Cost of sales, buying and occupancy	8,043	11,596	2,333	21,972
Gross margin dollars	2,551	4,655	1,004	8,210
Gross margin rate	24.1%	28.6%	30.1%	27.2%

Selling and administrative	2,426	4,542	823	7,791
Selling and administrative expense as a percentage of total revenues	22.9%	27.9%	24.7%	25.8%
Depreciation and amortization	109	479	73	661
Gain on sales of assets	(6)	(47)	—	(53)

Total costs and expenses	10,572	16,570	3,229	30,371

Operating income (loss)	$22	$(319)	$108	$(189)

Number of:
Kmart Stores	1,312	—	—	1,312
Full-Line Stores	—	894	122	1,016
Specialty Stores	—	1,340	334	1,674

Total Stores	1,312	2,234	456	4,002

Sears Holdings Corporation

Adjusted EBITDA

Amounts are Preliminary and Subject to Change

	13 Weeks Ended
millions	October 29, 2011				October 30, 2010
	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income (loss) per statement of operations	$(108)	$(311)	$(40)	$(459)	$(56)	$(271)	$35	$(292)
Depreciation and amortization	37	155	27	219	37	159	23	219
(Gain) loss on sales of assets	(2)	13	—	11	—	—	—	—

Before excluded items	(73)	(143)	(13)	(229)	(19)	(112)	58	(73)

Closed store reserve and severance	5	13	5	23	4	—	—	4
Domestic pension expense	—	19	—	19	—	31	—	31
Hurricane losses	—	9	—	9	—	—	—	—

Adjusted EBITDA as defined	$(68)	$(102)	$(8)	$(178)	$(15)	$(81)	$58	$(38)

% to revenues	-2.0%	-2.0%	-0.7%	-1.9%	-0.4%	-1.6%	5.0%	-0.4%

	39 Weeks Ended
millions	October 29, 2011				October 30, 2010
	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income (loss) per statement of operations	$(103)	$(629)	$(78)	$(810)	$22	$(319)	$108	$(189)
Depreciation and amortization	111	475	78	664	109	479	73	661
Gain on sales of assets	(9)	(11)	—	(20)	(6)	(47)	—	(53)

Before excluded items	(1)	(165)	—	(166)	125	113	181	419

Closed store reserve and severance	15	45	5	65	8	5	—	13
Domestic pension expense	—	56	—	56	—	88	—	88
Hurricane losses	—	9	—	9	—	—	—	—

Adjusted EBITDA as defined	$14	$(55)	$5	$(36)	$133	$206	$181	$520

% to revenues	0.1%	-0.3%	0.2%	-0.1%	1.3%	1.3%	5.4%	1.7%

Sears Holdings Corporation

Adjusted Earnings per Share

Amounts are Preliminary and Subject to Change

	13 Weeks Ended October 29, 2011
millions, except per share data	GAAP	Domestic Pension Expense	Closed Store Reserve and Severance	Mark-to- Market Gains	Loss on Sale of Real Estate	Hurricane Losses	State Tax Valuation Allowance	As Adjusted
Cost of sales, buying and occupancy impact	$7,118	$—	$(14)	$—	$—	$—	$—	$7,104
Selling and administrative impact	2,676	(19)	(9)	—	—	(9)	—	2,639
Depreciation and amortization impact	219	—	—	—	—	—	—	219
(Gain) loss on sales of assets impact	11	—	—	—	(14)	—	—	(3)
Operating loss impact	(459)	19	23	—	14	9	—	(394)
Other income impact	5	—	—	(4)	—	—	—	1
Income tax benefit impact	98	(4)	(4)	1	(2)	(2)	100	187
Noncontrolling interest impact	4	—	—	—	(3)	—	—	1
After tax and noncontrolling interest impact	(421)	15	19	(3)	9	7	100	(274)
Diluted loss per share impact	$(3.95)	$0.14	$0.18	$(0.03)	$0.08	$0.07	$0.94	$(2.57)

	13 Weeks Ended October 30, 2010
millions, except per share data	GAAP	Domestic Pension Expense	Closed Store Reserve and Severance	Mark-to- Market Gains	Canadian Dividend Tax Impact	As Adjusted
Cost of sales, buying and occupancy impact	$7,121	$—	$(3)	$—	$—	$7,118
Selling and administrative impact	2,630	(31)	(1)	—	—	2,598
Operating loss impact	(292)	31	4	—	—	(257)
Other income (loss) impact	—	—	—	(1)	—	(1)
Income tax benefit impact	147	(12)	(1)	—	9	143
Noncontrolling interest impact	(3)	—	—	—	—	(3)
After tax and noncontrolling interest impact	(218)	19	3	(1)	9	(188)
Diluted loss per share impact	$(1.98)	$0.18	$0.02	$(0.01)	$0.08	$(1.71)

	39 Weeks Ended October 29, 2011
millions, except per share data	GAAP	Domestic Pension Expense	Closed Store Reserve and Severance	Mark-to- Market Losses	Net Gain on Sales of Real Estate	Hurricane Losses	State Tax Valuation Allowance	As Adjusted
Cost of sales, buying and occupancy impact	$21,890	$—	$(37)	$—	$—	$—	$—	$21,853
Selling and administrative impact	7,879	(56)	(28)	—	—	(9)	—	7,786
Depreciation and amortization impact	664	—	(8)	—	—	—	—	656
Gain on sales of assets impact	(20)	—	—	—	7	—	—	(13)
Operating loss impact	(810)	56	73	—	(7)	9	—	(679)
Other loss impact	(3)	—	—	6	—	—	—	3
Income tax benefit impact	271	(15)	(19)	(2)	3	(2)	100	336
Noncontrolling interest impact	6	—	—	—	(3)	—	—	3
After tax and noncontrolling interest impact	(737)	41	54	4	(7)	7	100	(538)
Diluted loss per share impact	$(6.89)	$0.38	$0.51	$0.04	$(0.07)	$0.07	$0.93	$(5.03)

	39 Weeks Ended October 30, 2010
millions, except per share data	GAAP	Domestic Pension Expense	Closed Store Reserve and Severance	Mark-to- Market Losses	Gain on Sales of Real Estate	Canadian Dividend Tax Impact	As Adjusted
Cost of sales, buying and occupancy impact	$21,972	$—	$(5)	$—	$—	$—	$21,967
Selling and administrative impact	7,791	(88)	(8)	—	—	—	7,695
Gain on sales of assets impact	(53)	—	—	—	35	—	(18)
Operating loss impact	(189)	88	13	—	(35)	—	(123)
Other income (loss) impact	(9)	—	—	1	—	—	(8)
Income tax benefit impact	151	(33)	(4)	—	14	9	137
Noncontrolling interest impact	(9)	—	—	—	—	—	(9)
After tax and noncontrolling interest impact	(241)	55	9	1	(21)	9	(188)
Diluted loss per share impact	$(2.15)	$0.49	$0.09	$0.01	$(0.19)	$0.09	$(1.66)